Exhibit 16.1

September 17, 2018

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F. Street, NE
Washington, DC 20549

Re: Alpha and Omega Semiconductor Limited
File No. 001-34717

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Alpha and Omega Semiconductor Limited drafted September 17, 2018, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP
Grant Thornton LLP